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                                                                    EXHIBIT 10.2


                             SUBSCRIPTION AGREEMENT

                                    BETWEEN

                                INTERLAND, INC.

                                      AND

                             MICROSOFT CORPORATION

                            DATED DECEMBER 24, 1999


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                             SUBSCRIPTION AGREEMENT

         THIS AGREEMENT (this "Agreement") is entered into as of December 24, 1999 by and between Interland, Inc., a Georgia corporation (the "Company") and Microsoft Corporation, a Washington corporation ("Investor").

                  WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and acquire from the Company, a substantial equity interest in the Company, upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

DEFINITIONS

         For all purposes of this Agreement, certain capitalized terms specified in Exhibit A shall have the meanings set forth in that Exhibit A, except as otherwise expressly provided.

SALE AND PURCHASE OF SHARES

         2.1.     SALE AND PURCHASE OF SHARES

                  On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Company agrees to issue and sell to the Investor, and the Investor is subscribing for and agrees to purchase from the Company, an aggregate of 2,300,000 shares of Series A Convertible Participating Preferred Stock, no par value per share ("Series A Stock"), having the rights, preferences and other terms set forth on Exhibit B hereto, at a price per share of Series A Stock of $2.18 for an aggregate purchase price of $5,014,000. In addition, the Company hereby agrees to issue to Investor a warrant to purchase 506,000 shares of Common Stock (the "Warrant"), in form and substance of Exhibit C hereto, with an exercise price of $5.80 per share.

         2.2      CLOSING


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         The closing of the sale and purchase of the shares of Series A Stock and the issuance of the Warrant shall take place simulanteously with the Company's receipt by wire transfer of immediately available funds in the amount of $5,014,000 from the Investor, as payment in full for the share of Series A Stock subscribed for and being purchase by the Investor hereunder (the "Closing"). At the Closing, the Company shall issue and deliver to the Investor
(i) a stock certificate or certificates in definitive form, registered in the Investor's name, representing the Series A Stock, and (ii) the Warrant registered in the Investor's name.

         2.3.     SALE AND PURCHASE OF ADDITIONAL SHARES

         At the Second Closing (as defined below), and on the terms and subject to the conditions set forth in this Agreement, the Company shall issue, sell and deliver to the Investor, and the Investor hereby subscribes for and shall purchase and accept from the Company, the number of shares (the "Additional Shares") of Common Stock of the Company equal to the number obtained by dividing (A) $7,500,000 by (B) a number equal to the lesser of (i) the midpoint of the expected range of offering prices reflected on the Company's first filing with the Securities and Exchange Commission of a registration statement covering the sale of its Common Stock and (ii) the actual price to the public in such offering, and rounding the number obtained thereby to the nearest whole number. In addition, the Company shall issue an additional warrant to the Investor (the "Additional Warrant") at the Second Closing, in form and substance of Exhibit C hereto, to purchase up to that number of shares of Common Stock equal to 75% of the number of Additional Shares purchased by the Investor at the Second Closing with an exercise price per share equal to the purchase price per share paid by the Investor at the Second Closing to purchase the Additional Shares.

         2.4.     PURCHASE PRICE AND PAYMENT FOR ADDITIONAL SHARES.

         In consideration of the sale of the Additional Shares to the Investor, the Investor shall pay to the Company at the Second Closing the aggregate purchase price of $7,500,000.00 (the "Purchase Price"). The Purchase Price shall be paid in cash by wire transfer of immediately available federal funds to an account designated in writing by the Company.

         2.5.     SECOND CLOSING.

         The closing of the transactions contemplated in Section 2.3 and
Section 2.4 hereof (the "Second Closing") shall take place at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street NE, Suite 2800, Atlanta, Georgia, at 10:00 a.m., Atlanta time, on the day after the Company's registration statement is declared effective and the offering made pursuant thereto is priced. The date on which the Second Closing takes place is herein referred to as the "Second Closing Date". At


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the Second Closing (i) the Company shall deliver to the Investor the executed stock certificate representing the Additional Shares duly issued in the name of the Investor and the Additional Warrant, and (ii) the Investor shall deliver the Purchase Price to Company.

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

                  The Investor hereby represents and warrants to the Company as follows:

         3.1.     ORGANIZATION AND STANDING

                  The Investor is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its formation and has the full and unrestricted power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

         3.2.     AUTHORIZATION

                  The execution, delivery and performance by the Investor of this Agreement and all other Documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized, and will not: (a) conflict with, or violate any term or provision of the Investor's certificate or articles of incorporation, its bylaws or other governing documents or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which the Investor is a party or by which such Investor is bound. No other action is necessary for the Investor to enter into this Agreement and all other Documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

         3.3.     BINDING OBLIGATION

                  Each Document to be executed by the Investor pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of the Investor, enforceable in accordance with its terms, shall be in full force and effect and shall constitute a legal, valid and binding obligation of, and shall be legally enforceable against, the Investor, and, to the Investor's Knowledge, the other parties thereto (except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally).


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         3.4.     NO REGISTRATION UNDER THE SECURITIES ACT

                  The Investor understands that the Series A Stock, the Warrant, the Additional Shares, and the Additional Warrant to be purchased by it at the Closing or the Second Closing pursuant to the terms of this Agreement, and the Common Stock of the Company into which the Series A Stock, the Warrant and the Additional Warrant are convertible, have not and will not be registered under the Securities Act or any state securities laws and will be issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws, and cannot be offered for sale, sold or otherwise transferred unless the Series A Stock being acquired hereunder or the Common Stock of the Company into which the Series A Stock, the Warrant and the Additional Warrant are convertible subsequently are so registered or qualify for exemption from registration under the Securities Act.

         3.5.     ACQUISITION FOR INVESTMENT

                  The Series A Stock, the Warrant, the Additional Shares and the Additional Warrant, and the Common Stock issuable upon conversion of the Series A Stock, the Warrant and the Additional Warrant, respectively, are being acquired under this Agreement by the Investor in good faith solely for its own account, for investment and not with a view toward distribution within the meaning of the Securities Act. The Series A Stock, the Warrant, the Additional Shares and the Additional Warrant will not be offered for sale, sold or otherwise transferred by the Investor without either registration or exemption from registration under the Securities Act and any applicable state securities laws (and the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).

         3.6.     EVALUATION OF MERITS AND RISKS OF INVESTMENT

                  The Investor has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Series A Stock, the Warrant, the Additional Shares and the Additional Warrant being acquired hereunder. The Investor is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. The Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Series A Stock, the Warrant, the Additional Shares, and the Additional Warrant for an indefinite period of time, inasmuch as the Series A Stock, the Warrant, the Additional Shares, and the Additional Warrant have not been registered under the Securities Act or any state securities laws).


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         3.7.     ADDITIONAL INFORMATION

                  The Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Notwithstanding the foregoing, nothing contained herein shall operate to modify or limit in any respect the representations and warranties of the Company or to relieve it from any obligations to the Investor for breach thereof or the making of misleading statements of material fact or the omission of material facts in connection with the transactions contemplated herein.

         3.8.     STOCK CERTIFICATE LEGEND

                  Each Investor acknowledges and agrees that each certificate representing the Series A Stock, the Warrant, the Additional Shares and the Additional Warrant and the Common Stock issuable upon conversion thereof shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SURVIVAL OF REPRESENTATIONS

         4.1.     SURVIVAL OF REPRESENTATIONS

                  All representations, warranties, covenants, and other Agreements made by any party to this Agreement herein or pursuant hereto shall also be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other Agreements were made on and as of such date, and all the representations, warranties, covenants, indemnities and other Agreements shall survive the Closing Date for a period of two years.


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MISCELLANEOUS

         5.1.     ADDITIONAL ACTIONS AND DOCUMENTS

                  After Closing, each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

         5.2.     NO BROKERS

                  Each of the parties hereto represents and warrants to the other parties (and to each of them) that such party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Agreement and has not incurred (and will not incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Agreement. Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims asserted against such parties for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

         5.3.     JURY WAIVER

         THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN AN ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR AGREEMENTS CONTEMPLATED HEREBY.

         5.4.     PUBLICITY

         Neither the Investor nor the Company shall issue any press release or make any public disclosure regarding the transaction contemplated hereby unless such press release or public disclosure is approved by those parties expressly mentioned by name in the press release in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel as legally necessary or advisable and may make such disclosure as it is advised by its counsel as required by law.


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         5.5.     EXPENSES

                  Subject to the provisions of this SECTION 5.5, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

         5.6.     ASSIGNMENT

                  The Investor shall have the right to assign its rights and obligations under this Agreement, in whole or in part, to any Affiliate of Investor or to designate any of its Affiliates (to the extent permitted by Law) to receive directly the shares of Series A Stock to be purchased hereunder or to exercise any of the rights of the Investor, or to perform its obligations, provided that such assignee shall have been deemed to have made the representations and warranties contained in Article 3 hereof. The Company shall not assign its rights and obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the Investor, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by the Company or the Investor of its rights or obligations under this Agreement, whether before or after the Closing, release the Company or the Investor from their respective liabilities and obligations hereunder.

         5.7.     ENTIRE AGREEMENT; AMENDMENT

                  This Agreement, including the other Documents referred to herein or Furnished pursuant hereto, constitutes the entire Agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written Agreements, commitments or understandings with respect to the matters provided for herein. No amendment or modification of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the Company and the Investor.

         5.8.     WAIVER

                  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other Documents Furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.


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         5.9.     SEVERABILITY

                  If any part of any provision of this Agreement or any other agreement or document given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

         5.10.    GOVERNING LAW

This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Georgia (excluding the choice of law rules thereof).

         5.11.    NOTICES

                  All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telecopy addressed as follows:

                   (i)     If to Investor:

                           Microsoft Corporation
                           One Microsoft Way
                           Redmond, Washington 98052
                           Telecopy No.: (___) ___-____
                           Attention:  ________________

                   (ii)    If to the Company:

                           Interland, Inc.
                           101 Marietta Street, Suite 200
                           Atlanta, GA 30303
                           Telecopy No.: (404) 720-3707
                           Attention:  Ken Gavranovic

                   with a copy (which shall not constitute notice) to:

                           Kilpatrick Stockton LLP
                           1100 Peachtree Street, Suite 2800
                           Atlanta, GA 30309-4530
                           Telecopy No.: (404) 815-6555
                           Attention:  David A. Stockton


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Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed or telecopied in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy) the answerback or confirmation being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         5.12.    HEADINGS

                  Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         5.13.    EXECUTION IN COUNTERPARTS

                  To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         5.14.    LIMITATION ON BENEFITS

                  The covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns (including specifically, without limitation, any third party transferees acquiring shares of Series A Stock purchased by the Investor pursuant hereto).

         5.15.    BINDING EFFECT

                  Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.


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         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.



                                   THE COMPANY:

                                   INTERLAND, INC.



                                   By:  /s/  Ken Gavranovic
                                      -----------------------------------------
                                   Name:  Ken Gavranovic
                                   Title: President and Chief Executive Officer



                                   THE INVESTOR

                                   MICROSOFT CORPORATION



                                   By:  /s/  John Connors
                                      -----------------------------------------
                                   Name:  John Connors
                                        ---------------------------------------
                                   Its:  Senior Vice President, Chief
                                       ----------------------------------------
                                         Financial Officer

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                                   EXHIBIT A
                           TO SUBSCRIPTION AGREEMENT
                         DATED AS OF DECEMBER  , 1999

                                  DEFINITIONS

                  "ADDITIONAL SHARES" means the shares of Common Stock acquired by the Investor at the Second Closing.

                  "ADDITIONAL WARRANT" means the warrant issued to the Investor at the Second Closing.

                   "AFFILIATE" means: (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

                  "AGREEMENT" means any concurrence of understanding and intention between two or more persons (or entities) with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

                  "CLAIMS" means all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

                  "CLOSING" means the Closing of the sale of shares of Series A Stock and the Warrant to the Investor under this Agreement.

                  "COMMON STOCK" means the Company's Common Stock, no par value per share.

                  "COMPANY" means Interland, Inc., a Georgia corporation.

                  "CONTROL" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by Agreement or otherwise).


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                  "DOCUMENTS" means any paper or other material (including,
without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, Financial Statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

                  "EXHIBIT" means an exhibit attached to the Agreement.

                  "FURNISHED" means supplied, delivered or provided in any way, including through attorneys, employees or officers.

                  "INVESTOR" means Microsoft Corporation, a Washington corporation.

                  "KNOWLEDGE" means to the actual knowledge of the party making the representation, and, in the case of the Company, "Knowledge" shall mean the actual Knowledge of the officers and directors of the Company.

                  "LAWS" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

                  "PERSON" means any individual, partnership, joint venture, corporation, trust, unincorporated organization or entity, government or department or agency of a government.

                  "SECOND CLOSING" means the closing of the sale of the Additional Shares and the Additional Warrant to the Investor under this Agreement.

                  "SECTION" means a Section (or a subsection) of this Agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "SERIES A STOCK" means the Company's Series A Convertible Participating Preferred Stock, no par value per share.


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                  "SHARES" means the Series A Stock being purchased by the
Investor pursuant to the terms of this Agreement.

                  "SUBSIDIARY" means a corporation or other entity of which at least 50% of the outstanding securities or other interests having rights to vote or otherwise exercise Control are held, directly or indirectly, by the Company.

                  "WARRANT" means the warrant to purchase shares of Common Stock issued to the Investor at the Closing.


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